Exhibit (c)(5)
Project Swingset Presentation to the Special Committee Strictly Private and Confidential
Goldman, Sachs & Co. January-2008

Table of Contents
I. Financing Overview — II. Business Plan — III. Trading Review — IV. Financial Analysis —
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I. Financing Overview

CONFIDENTIAL

Goldman Sachs

Overview of Basic Capital Structure and Financing Terms

TERMS ARE SUBJECT TO ONGOING NEGOTIATION

Illustrative Capital Structure

	Amount	Cost of Debt	% of Total Debt	x LTM EBITDA	x LTM EBITDAR
Target Existing Cash	$6.9		0.9%	0.1 x	1.4 x
Term Loan L+375	357.7	8.37%	46.2%	3.3 x	3.9 x
Mezzanine Debt	300.0	11.50%	38.7%	6.0 x	6.0 x
HoldCo PIK	110.0	13.00%	14.2%	7.0 x	6.8 x
Total Debt	**$774.6**		**100.0%**	**7.0 x**	**6.8 x**

Expected Conditions Precedent (Indicative)

- Concurrent transactions (equity and mezzanine contributions)
- Completion of the acquisition and approval of purchase agreement
- Business MAC (including the existence of any material adverse claims in the aggregate)
- Satisfactory completion of documentation
- Assignment of credit ratings by Moody's and S&P
- Company commitment to facilitate the syndication of the debt financings prior to funding
- [Satisfactory completion of due diligence]

Summary of Key Terms

Mezzanine Debt

- Total notes of $410 million
  - $300m cash-pay / $110m non-cash interest (5 years)
  - Flexibility to adjust size depending on size of senior credit facilities
- Indicative Pricing
  - OpCo notes — 11.5% (with flex)
  - HoldCo notes — 13.0% (with flex)

Senior Credit Facilities

- Total facilities of $440 million
  - Revolver — $75 million
  - Term Loan B — $365 million
- Indicative Pricing
  - Revolver: — L + 375 bps
  - Term Loan B: — L + 375 bps @ OID of 98 if rated B2/B; L + 425 bps @ OID of 98 if rated lower

Other

- Standard and customary covenants to include minimum interest, maximum senior or total leverage, maximum capital expenditures
- Cap on leverage at 6.87x total leverage at closing[1]
- Redemption at 101% in change of control and according to a grid for voluntary redemption

Assumed Ratings

- Corporate Rating : B2/B
- Senior Secured Facilities : Ba3/BB-

Note: The above key terms are an incomplete summary and should be read in conjunction with the term sheets provided to the Special Committee. Pricing assumes no flex for senior debt.

[1] Based on draft financing papers, assuming pro-forma EBITDA calculation of Bain and advisers. LTM EBITDA shown above is based on management estimated actual Q1 2008 EBITDA.

Financing Overview 4

II. Business Plan

Management Business Plan ($ in millions)
Source: Management

Management Business Plan vs. Broker Forecasts Comparison of Estimates Before and After Q3 Results
Source: Management and Wall Street Research

Financial Outlook in Context of Long-Term Performance Growth and Margin
Revenue Growth —
EBITDA Margin —
Source: Projections for 2007 – 2012E based on Management business plan; historical figures based on Wall Street Research.
Note: 2006 and 2007 includes impact of closure of centers in Ireland and UAW/Ford related closures.

III. Trading Review

Bright Horizons Recent Share Price Performance Past 1-Year Source: IBES and FactSet
| YTD Stock Price Performance Research Analyst Consensus EPS (Median) —— —
Pre-Announcement Post-Announcement Research Analyst Consensus EBITDA (Median)Pre-Announcement Post-Announcement

Bright Horizons Share Price in Context Historical Stock Price Performance (Past 5 YearsSource: FactSet)

Long-Term Perspective on Trading Multiples EV / LTM EBITDA and FY1 P/E
1 Current EV / LTM EBITDA multiple of 9.0x takes into account dilution of options. (EBITDA post-equity expense)Source: FactSet
EV / LTM EBITDA Multiple —
FY1 P/E Multiple —
IV. Financial Analysis

1. Illustrative Public Market Analysis – Discounted Prices Based on Forward P/E Multiples
Note: Present values discounted at 10% cost of equity (assuming 2 year weekly beta as per Bloomberg).
Present Value of Future Share Price Present Value of Future Share Price
=========================================== ===================================
Based on IBES Median Estimates 1 Based on Management Projections 21 Current (forward) P/E calculated based on Bright Horizon’s share price on January 4, 2008, divided by the respective IBES (forward) median EPS estimates. —— —
1 Assumes IBES median forward EPS for 2008 and 2009. 2010 – 2012 calculated by extrapolating using the IBES 5-year growth rate of 18%.
2 Assumes Bright Horizons business plan from October 24, 2007.

2. Illustrative Leveraged Recapitalization Analysis Source: Management business plan dated 24-Oct-2007Note: Assumes 27.3mm diluted shares outstanding, LIBOR of 4.62% as of 04-Jan-2008. Assumes transaction occurs at the end of March and is fully financed by issuance of incremental debt
Note: Assumes share buyback price of $33.45 per share. Shares are repurchased at 0% premium for $100m, at 7.5% premium $150m buyback scenarios, at 7.5% premium for $200m, at 10.0% premium for $250m, at 12.5% premium for $300m, and at 15.0% premium for $350m buyback scenario
Share Repurchase End of Q1 2008 – Impact on FY2009 Management Estimates
$ in millions, except per share data
Size of Buyback ($mm)
% of Shares Outstanding 10.9% 15.1% 20.2% 24.7% 28.9% 33.0% | | | | | | Credit Impact — Indicative Rating Ba2 / BB Ba2 / BB Ba3 / BB- Ba3 / BB- B1 / B+ B1 / B+ —— —— —— —— —— —— — Debt / EBITDA2 1.00x 1.45x 1.91x 2.36x 2.81x 3.27x —— —— —— —— —— —— — Adj. Debt / EBITDAR1 2.14x 2.49x 2.84x 3.19x 3.54x 3.89x —— —— —— —— —— —— —
| | | | | | Weighted Average Cost of Debt 7.25% 7.50% 7.63% 8.00% 8.25% 8.50% | | | | | | Earnings Impact (FY2009) — PF FY2009Net Income $ 62 $ 60 $ 57 $ 54 $ 51 $ 48 —— —— —— —— —— —— — PF FY2009EPS $2.54 $2.56 $2.61 $2.62 $2.63 $2.62 —— —— —— —— —— —— —
| | | | | | FY2009EPS Accretion 4.5% 5.4% 7.4% 7.9% 8.3% 7.9% PF Value to $37.70 $38.14 $38.59 $38.78 $38.97 $39.05 Shareholders Based on Current Forward IBES
P/E3,4 PF Value to $43.91 $44.10 $44.30 $44.19 $44.09 $43.85 Shareholders Based on LTM Average Forward P/E1
—— —— —— —— —— —— —
1 Based on LTM Q1 2008E EBITDA of $110.2mm and rent of $32.8mm (capitalized per moody’s 6x methodology).
2 Pro forma value to shareholders calculated by multiplying the % of shares repurchased by the repurchase price and adding that to the percentage of shares remaining multiplied by the pro forma P/E based share price.
3 Current FY 2009 (forward) P/E of 14.9x calculated based on Bright Horizon’s share price on 04-Jan-2008 divided by the respective IBES (forward) EPS estimates.
4 LTM Average (forward) P/E of 17.7x calculated based on daily share prices observed during the last 12 months divided by the respective IBES (forward) FY 2009 EPS estimates.

3. Illustrative LBO Analysis Equity Returns at Various Prices ($ in millions, except per share data)
Note: LTM EBITDA of $110.2m (pre equity expense) and $105.4m (post equity expense) per management estimates of projected closing date (Q1 2008).

4. Illustrative Private Market Analysis Selected M&A Transactions
$ in millionsNote: Indicated purchase price multiple is pre-equity expense. Multiple post equity expense is 12.0xNote: Laureate taken from publicly available information, Whitman Education taken from acquiror 8K and other public filings, Ross University taken acquiror 8K, Kindercare taken from 8K and other public filings, Educate taken from proxy, Busy Bees Childcare and La Petite Academy from acquiror investor presentation and public filings Busy Bees Childcare synergy and lease adjusted EV / LTM EBITDA multiple disclosed by acquiror to be 3.6x using a disclosed rent adjusted FY08 EBITDA of £9.5 (Other disclosure: EV of £71m, cash of £15m, property £22m).
EV / LTM EBITDA Multiples Date Target Laureate Inc. Whitman Education Ross University Educate Inc. La Petite Academy Kindercare Learning Busy Bees Childcare Group Centers —— —— —— —— —— —— —— —
Acquiror KKR, Citigroup, Career Education DeVry Sterling Capital ABC Learning Knowledge Universe &n bsp; ABC Learning Private Equity, SAC Partners, Capital and Citigroup, Private Sterling Capital Equity Partners —— —— —— —— —— —— —— —
EV ($mm) $3,815.0 $267.8 $310.0 $534.0 $330.0 $973.3 $108.9 —— —— —— —— —— —— —— —
Target Business ■ ■ Provider of ■ Provider of ■ Provider of ■ Provider of ■ Private ■ Provider of Post-secondary career oriented medical and tutorial and other center-based provider of early ; childcare services education provider post secondary veterinary supplemental education services childhood education & nbsp; and infant care in Europe and Latin education education education services and childcare to and care in the nurseries to the America and online to pre-kindergarten children between 6 United States employees of public post-secondary through twelfth weeks and 12 years and private sector education in the grade students companies U.S.

4. Illustrative Private Market Analysis Premia Paid in All Cash Deals vs. Premium of 35% for Bright HorizonsSource: Thomson Financial, SDC
Last Four Years – 1 Month Prior Includes transactions with total consideration from $1 billion – 5 billion.
| 2004 2005 —— —
| 2006 2007
—— —
1 Based on Bain offer or $48.25. Premium off of 1 month volume weighted average price of $35.63 as of 4-Jan-2008. Premium off of closing price as of 4-Jan-2007) of $33.45 is 44%

5. Illustrative DCF Analysis Financial Sensitivities
$ in millions, except per share data

5. Illustrative DCF Analysis Business Sensitivities
$ in millions, except per share data